UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2021

Velocity Financial, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39183	46-0659719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30699 Russell Ranch Road, Suite 295 Westlake Village, California		91362
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (818) 532-3700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	VEL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On May 26, 2021, the Audit Committee of our Board of Directors approved the engagement of RSM US LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.  This approval followed the determination by the Audit Committee on May 26, 2021 that the engagement of our auditor for the last ten years, KPMG LLP, would cease effective May 26, 2021.

The report of KPMG LLP dated March 16, 2021 on our consolidated financial statements for the fiscal years ended December 31, 2019 and 2020 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for a modification to identify a change in accounting principles as of January 1, 2020 as a result of our adoption of Accounting Standards Update 2016-13, Financial Instruments- Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.

During the fiscal years ended December 31, 2019 and 2020 and the subsequent interim period through May 26, 2021, there were: (i) no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to KPMG LLP's satisfaction, would have caused KPMG LLP to make reference thereto in their reports on the consolidated financial statements for such fiscal years and (ii) no "reportable events," as defined in Item 304(a)(1)(v) of Regulation S-K, other than the material weakness in internal control over financial reporting identified and disclosed by us in our Form 10-K for the year ended December 31, 2019 and the remediation of such material weakness as disclosed in our Form 10-K for the year ended December 31, 2020 relating to controls to properly document and review relevant facts and apply the appropriate tax accounting which impacted deferred tax asset and income tax benefit accounts.

We provided KPMG LLP a copy of this report and requested KPMG LLP to provide a letter addressed to the Securities and Exchange Commission indicating whether they agree with our disclosures made in accordance with Item 304(a) of Regulation S-K.  A copy of KPMG LLP's letter dated May 28, 2021 is filed as Exhibit 16 to this Form 8-K.

We did not consult with RSM during our two most recent fiscal years or through the date of this report regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to us or oral advice was provided that RSM concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement or reportable event as defined in Item 304(a)(1)(iv) and (v) of Regulation S-K.

We provided RSM a copy of this report and requested RSM to review the disclosure contained in this report before it is filed with the Commission.  We also provided RSM the opportunity to furnish us with a letter addressed to the Commission containing any new information, clarification of the expression of our views, or the respects in which RSM disagrees with the statements made by us in this report.  RSM has advised us that it has reviewed the disclosures in this report and has no basis upon which to submit such a letter addressed to the Commission.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed with this report:

NumberExhibit

16  Letter from KPMG LLP dated May 28, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Velocity Financial, Inc.

May 28, 2021	/s/ Roland T. Kelly
Roland T. Kelly
Chief Legal Officer, General Counsel and Corporate Secretary

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